Exhibit 99.1

AMENDED AND RESTATED

PLANT PARCEL LEASE AGREEMENT

GREATER ERIE INDUSTRIAL DEVELOPMENT CORPORATION

LESSOR

TO

ACCURIDE ERIE, L.P.

LESSEE

Dated as of March 31, 2005

Amended and Restated as of

March 1, 2009

LEASE

Table of Contents

		Page

Article I

Definitions		1

Article II
Lease, Effective Date, Lease Term, Rent and Security

Section 2.1	Lease, Effective Date and Lease Term	2
Section 2.2	Rent	2
Section 2.3	Security	2
Section 2.4	Remittances	3
Section 2.5	Failure of Improvement Financing	3

Article III
Section 3.1	Lessee’s Obligations Unconditional	3

Article IV
Maintenance, Taxes and Insurance

Section 4.1	Maintenance and Modifications of Leased Premises by Lessee	4
Section 4.2	Taxes, Governmental and Utility Charges	4
Section 4.3	Insurance Required	5
Section 4.4	Advances by Lessor	5
Section 4.5	Developers Fee	6

Article V
Damage, Destruction and Condemnation

Section 5.1	Damage and Destruction	6
Section 5.2	Condemnation	6

Article VI
Events of Default and Remedies

Section 6.1	Events of Default Defined	7
Section 6.2	Remedies on Default	8
Section 6.3	No Remedy Exclusive	8
Section 6.4	Attorneys’ Fees and Expenses	8

Article VII
Options in Favor of Lessee

Section 7.1	Option to Convert	8
Section 7.2	Option to Purchase	9
Section 7.3	Conveyance	9
Section 7.4	Termination Fee	9

AMENDED AND RESTATED

LEASE

THIS AMENDED AND RESTATED LEASE (“Lease”) is made and entered into as of March 1, 2009, between GREATER ERIE INDUSTRIAL DEVELOPMENT CORPORATION, a Pennsylvania non-profit corporation, of Erie County, Pennsylvania, Lessor

AND

ACCURIDE ERIE, L.P., a Delaware limited partnership, of Erie County, Pennsylvania, Lessee, and unconditionally guaranteed by Accuride Corporation, Guarantor.

WITNESSETH:

Lessor and Lessee are parties to that certain Lease dated as of March 31, 2005 (“Original Lease”) and have determined to amend and restate the Original Lease in connection with (i) substantial renovations and improvements (collectively “Improvements”) being undertaken with respect to the Buildings and Real Estate which constitute the Leased Premises, and (ii) the financing thereof, including this Lease.  Therefore, INTENDING TO BE LEGALLY BOUND HEREBY, and in consideration of the respective representations and agreements hereinafter contained, the parties hereto amend and restate the Original Lease and agree as follows (provided, that in the performance of the agreements of Lessor, any obligations it may thereby incur for the payment of money shall not be a general debt on its part, but shall be payable solely out of the proceeds derived from this Lease and the insurance and condemnation awards as herein provided):

ARTICLE I

DEFINITIONS

Capitalized words used but not defined herein shall have the meanings given them in the Original Lease.  The following words and phrases shall have the following meanings in this Lease (unless the context shall clearly require otherwise):

“Buildings” means those structures, buildings, and improvements and all other facilities which are presently located on the Real Estate, and the Improvements.

“Improvements” means those certain plant expansion plans, renovations, repairs and improvements to the Buildings more specifically described on Exhibit 1-A hereto.

“Improvements Financing” means the principal amount and all interest charges through maturity of the loans, grants and other funding sources used to finance design, engineering, planning and construction of the Improvements, together with all fees, charges, expenses, and other costs associated with such sources including but not limited to fees of legal counsel, engineering fees, application fees, appraisal fees, placement fees, development fees and the like, and actually incurred in connection with the financing of the Improvements.  The sources of Improvements Financing are as generally outlined in the February 2, 2009 letter from Lessor to Lessee which is attached as Exhibit 1-B.  The parties acknowledge that the terms and conditions of the Improvements Financing shall require the grant of mortgages, security interests, assignments of leases (including this Lease), collateral assignment of deposit, and such other security documents as the Improvements Financing lender shall require, and they consent to the same.

“Premises” or “Leased Premises” means collectively the Buildings (including the Improvements), and the Real Estate leased by Lessor to Lessee under this Lease.

“Real Estate” means all that certain piece or parcel of land located in the City of Erie, County of Erie and State of Pennsylvania, as more particularly described in Exhibit “1-C” attached hereto and made a part hereof, with all easements and other rights related thereto.  With respect to the Real Estate, Lessor and Lessee acknowledge: (i) receipt of the “Act 2” clearance, a copy of the letter which evidences same being attached as Exhibit 1-D; and (ii) the preexisting lease between Kaiser, as Lessor, and Liberty Iron and Metal, as Lessee, of approximately 1.35 acres of the Real Estate for equipment storage, more particularly described in Exhibit “1-E” attached hereto.

ARTICLE II

LEASE, EFFECTIVE DATE, LEASE TERM, RENT AND SECURITY

Section 2.1             Lease, Effective Date and Lease Term.  Lessor hereby demises and leases the Leased Premises to Lessee effective upon the date this Lease is executed by Lessor and subject to the provisions of this Lease continuing for a term of fifteen (15) years and being subject to extension as set forth in Section 7.1 hereof.

Section 2.2             Rent.  Lessee agrees to pay to Lessor during the Lease Term, the sum of $326,994.84 [amortized amount of the Improvements Financing, plus GEIDC management fee] per year for nine (9) years and six (6) months as rent [for a total of 114 months], payable in the monthly amount of $27,249.57 due on the first day of each month, beginning March 1, 2009, net of all costs of maintenance, upkeep, repairs, replacements, insurance, utilities and taxes, together with all Additional Rent set forth in this Lease.  Lessee shall pay to Lessor all Additional Rent within thirty (30) days of receiving an invoice therefor, without setoff or deduction of any kind.  After the 114th month, lease payment shall be $1.00 per year; otherwise, on the same terms and conditions in this Lease.  Lessee shall also pay to Lessor a late fee of ten percent (10%) of any payment not made within forty-five (45) days of its due date.

Section 2.3             Security.  As security for the timely payment, performance, satisfaction and completion of all of Lessee’s obligations under this Lease, Lessee shall:

(a)           Cause Guarantor, its parent corporation, to duly execute and deliver an unconditional guaranty of Lessee’s obligations to pay the Rent under this Lease substantially in the form of Exhibit 2.3; and either

(b)           Pay to Lessor the sum of $595,000 cash (such sum being approximately equal to 24 months of the debt service for the Improvements Financing).  The deposit shall be the separate property of Lessor, free and clear of any claims of Lessee.  The deposit will nevertheless be concluded as security for the payment and performance of Lessee’s obligations to pay Rent under this Lease.  The Deposit shall not constitute an advance payment of any amounts owed by Lessee under this Lease, or a measure of damages to which

Lessor shall be entitled upon the occurrences of any event of default under this Lease.  Lessor may, without prejudice to any other remedy available to it under this Lease, the Guaranty or otherwise, use the Deposit to the extent necessary to remedy any default in the payment of Rent, and Lessee shall restore the amount of the Deposit to its then proper amount within 30 days of written notice, taking into account remittances previously made, all as reasonably determined by Lessor; or

(c)           Issue to Lessor an instrument of collateral (“Collateral Instrument”) acceptable by both parties, such as an irrevocable Letter of Credit or a Certificate of Deposit, in the amount of $595,000 (such sum being approximately equal to 24 months of the debt service for the Improvements Financing).  The Collateral Instrument shall be automatically renewable on a yearly basis.  The Collateral Instrument will serve as security for the payment and performance of Lessee’s obligations to pay Rent under this Lease. The Collateral Instrument shall not constitute an advance payment of any amounts owed by Lessee under this Lease, or a measure of damages to which Lessor shall be entitled upon the occurrences of any event of default under this Lease.  Lessor may, without prejudice to any other remedy available to it under this Lease, the Guaranty or otherwise, use the Collateral Instrument to the extent necessary to remedy any default in the payment of Rent, and Lessee shall promptly, on demand, restore the amount of the Letter of Credit to its then proper amount, taking into account remittances previously made, all as reasonably determined by Lessor.

Section 2.4             Remittances/Reductions.  Provided no Event of Default has occurred and is continuing, on the first one year anniversary of the Effective Date of this Lease and continuing on the same date each year during the term, Lessor will remit to Lessee a portion of the Deposit.  The amount remitted shall be as set forth in Schedule 2.4 to this Lease, plus the amount of interest actually earned thereon during the preceding year, if any.  If Lessee uses a Collateral Instrument in place of a Deposit, Lessee may reduce the value of the Collateral Instrument on an annual basis in accordance with Schedule 2.4 of this Lease.  The amount of any such remittance of the Deposit or reduction in the Collateral Instrument shall be determined by Lessor taking into account any charges made against the Deposit or Collateral Instrument, and prior remittances/reductions made.  Remittances/reductions shall be abated while an Event of Default has occurred and is continuing.

Section 2.5             Failure of Improvement Financing.  If the Improvement Financing, in whole or in part, does not close on or before June 30, 2009, then this Amended and Restated Lease shall be null and void as if never executed, rent paid pursuant hereto returned to Lessee, and the Lease dated March 31, 2005 shall remain in full force and effect.  For purposes of this Section, the parties agree that Improvement Financing may include bridge or interim financing.

ARTICLE III

LESSEE’S OBLIGATIONS UNCONDITIONAL

Section 3.1             The obligation of Lessee to pay the rental and other payments required by Section 2.2 and to perform and observe all other agreements on its part contained in this Lease, shall be absolute and unconditional.  During the Lease Term, or any renewal thereof, Lessee:

(a)                                  Will not suspend or discontinue any payments provided in Section 2.2 or Article IV hereof,

(b)                                Will perform and observe all its other agreements contained in this Lease, and

(c)                                 Will not terminate the Lease Term for any reason or cause, including, without limitation, failure of Lessor to perform any of its express or implied agreements herein after delivery of possession, any failure of consideration, destruction of or damage to the Buildings or the Improvements, failure to complete the Improvements, commercial frustration of purpose, failure of consideration or any change in the tax or other laws of the United States or the Commonwealth of Pennsylvania or any political subdivisions of either.

ARTICLE IV

MAINTENANCE, TAXES AND INSURANCE

Section 4.1             Maintenance and Modifications of Leased Premises by Lessee.  Lessee agrees that during the Lease Term it will at its own expense keep the Leased Premises in the condition required by applicable law.  Otherwise, Lessee shall maintain the Premises in a condition satisfactory to it.  Lessee may, also at its own expense, make from time to time any additions, modifications or improvements to the Buildings that it may deem desirable for its business purposes; provided that all such additions, modifications and improvements to the Building shall be located wholly within the boundary lines of the Leased Premises.  Lessee shall provide Lessor as-built engineering drawings for the Improvements, including but not limited to all modifications and improvements to the Buildings.  All such additions, modifications, and improvements so made by Lessee shall become a part of the Leased Premises; provided, Lessee may remove and/or replace all or any portion of the Buildings as it may from time to time choose in its sole discretion. Any real or personal property, machinery, equipment, furniture or fixtures installed by Lessee as part of the Leased Premises without expense to Lessor may be removed by Lessee at any time and from time to time.  Lessee will not permit any mechanics’ or other liens to be established or remain against the Leased Premises for labor or materials furnished in connection with any additions, modifications, improvements, repairs, renewals or replacements so made by it; provided, that, Lessee may in good faith contest any mechanics’ or other liens filed or established against the Leased Premises, and in such event may permit the items so contested to remain undischarged or unsatisfied during the period of such contest and any appeal therefrom.  Lessor will cooperate fully with Lessee in any such contest.

Section 4.2             Taxes, Governmental and Utility Charges.

(a)                                  Lessee will pay to Lessor as Additional Rent pursuant to Section 2.2 of this Lease, an amount equal to the ad valorem taxes levied by any political or taxing subdivision of Pennsylvania upon the Leased Premises.  This Additional Rent shall be paid not later than the due date of the taxes, and may be paid earlier subject to discount.

(b)                                 Lessee will pay as Additional Rent when they become due, any taxes or governmental charges or assessments of any nature lawfully levied against the Leased Premises or any activity conducted thereon.  Any and all such taxes and assessments may be paid directly to the political or taxing subdivision levying the tax or assessment, and a receipt therefor delivered to Lessor shall discharge Lessee’s obligation in connection therewith.  Lessee will further pay any and all utility charges when they become due.

(c)                                  Lessee may, at its expense and in its own name or in the name of Lessor, contest in good faith any such taxes, assessments or other charges, and may permit them to remain unpaid during such contest.  In any such contest, Lessor will cooperate fully with Lessee.

Section 4.3                                    Insurance Required.

(a)                                  Throughout the Lease Term, the Lessee shall keep the Leased Premises continuously insured against such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums in respect thereto, including but not necessarily limited to:

(1)                                Insurance upon the repair or replacement basis if available, and otherwise to the full insurable value of the insured property as determined by a recognized insurer selected by Lessee, against the loss or damage by fire and lightning, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in Pennsylvania.  Policies shall name Lessor and all lenders as additional insured, and

(2)                                Comprehensive general liability insurance in an amount of not less than one million dollars, naming Lessor as an additional insured.

(b)                                 All insurance required by Section 4.3(a) hereof shall be taken out and maintained in generally recognized responsible insurance companies selected by the Lessee, reasonably acceptable to Lessor, and may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which Lessee is engaged.

All such policies or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with Lessor prior to expiration of any such policy, the Lessee shall furnish Lessor with evidence satisfactory to it, that the policy has been renewed or replaced or is no longer required by this Lease.

(c)                                  The Net Proceeds of the insurance carried pursuant to Section 4.3(a) shall be applied as follows:  (1) the Net Proceeds of the insurance required in Section 4.3(a)(1) shall be applied as provided in Section 5.1 hereof, and (2) the Net Proceeds of the insurance required in Section 4.3(a)(2) shall be applied for or toward the satisfaction of the liability involved.

(d)                                 In addition to the above insurance coverages, Lessee shall procure and maintain at all times this Lease is in effect the insurances specified on Schedule 4.3 hereof.  To the extent of a conflict between this Lease and Schedule 4.3 the Schedule shall control.

Section 4.4                                    Advances by Lessor.  In the event Lessee shall fail to pay any of the items required by any portion of this Article IV to be paid by

Lessee, or shall fail to maintain and pay premiums for the full insurance required, or shall fail to keep the Leased Premises in as reasonably safe condition as its operating conditions will permit, or shall fail to keep the Buildings and Improvements in reasonably good repair and good operating condition, Lessor may (but shall not be under any obligation to) take out the required policies and pay the premiums thereon, or make the required repairs, renewals and replacements; and all amounts advanced therefor by Lessor shall become an additional obligation of Lessee to the Lessor, collectable as Additional Rent under Section 2.2.  With respect to any repairs or replacements relating to condition of the Leased Premises, Lessor shall give Lessee thirty (30) days written notice and an opportunity to cure the condition within that time period prior to taking any action under this Paragraph.

Section 4.5             Developers Fee.  In addition to rent and additional rent, Lessee shall pay to Lessor a Developer’s Fee of $70,300, which shall be due at the closing on the Improvement Financing.  The Developers fee shall compensate the Lessor for the following services related to the Improvements: coordination of design, bidding, inspection, materials testing, and construction; administration of change orders and submittals; fiscal administration for construction of improvement including loan draws, processing contractor payments, and administering retainage; permit applications and compliance; state grant and loan program compliance; administration of grant including preparing application, compliance monitoring, and requisitions for payment; and photo documentation of Improvements.

ARTICLE V

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 5.1             Damage and Destruction.  If during the Lease Term, and unless Lessee shall have elected to exercise its option to purchase under Section 7.2 hereof, the Leased Premises is destroyed or damaged by casualty, then all proceeds of insurance shall be paid to and held by an escrow agent mutually acceptable to Lessor and Lessee, whereupon Lessee will promptly proceed to either (1) repair or rebuild the property to substantially the same condition as prior to the casualty, or (2) demolish all Buildings affected by the casualty which Lessee elects not to repair or rebuild.  The escrow agent shall apply as much as necessary of the insurance proceeds to the payment of the cost of such repair or demolition.  Any balance of the insurance proceeds remaining after such repair or demolition shall be paid to Lessee.

Section 5.2             Condemnation.  Unless Lessee shall exercise its option to purchase pursuant to Section 7.2 hereof, if title to or any interest in the Leased Premises or any part thereof shall be taken under exercise of the power of eminent domain, Lessee shall not be relieved of its obligation to make the rental payments specified in Section 2.2 hereof.  Lessor will cause the Net Proceeds received by it, from any award in such eminent domain proceedings, to be paid to Lessee.

Lessor shall cooperate fully with Lessee in any condemnation proceeding, and will not settle or consent to the settlement of any prospective or pending condemnation proceedings without the written consent of Lessee.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1             Events of Default Defined.  The following shall be “events of default” under this agreement and the terms “event of default” or “default” shall mean, whenever they are used in this Lease, any one or more of the following events:

(a)                                  Failure by Lessee to pay the rents or additional rents required to be paid under Section 2.2 hereof upon the dates specified in said Section which failure to pay is not cured within ten (10) business days of Lessee’s receipt of Lessor’s written notice of such failure.

(b)                                 Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of thirty days after written notice, specifying such failure and requesting that it be remedied, given to Lessee by Lessor, unless Lessor shall agree in writing to an extension of such time prior to its expiration.

(c)                                  The dissolution or liquidation of Lessee or the filing by Lessee of a voluntary petition in bankruptcy, or failure by Lessee promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Leased Premises, or the commission by the Lessee of any act of bankruptcy, or adjudication of Lessee as a bankrupt, or assignment by Lessee for the benefit of its creditors, or the entry by Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to Lessee in any proceeding for its reorganization instituted under the provisions of the general bankruptcy act, as amended, or under any similar act which may hereafter be enacted.

(d)                                 The Lessee’s breach of any of the following agreements: Kaiser Property Environmental Matters Agreement dated March 31, 2005 (“Environmental Matters Agreement”), the Agreement Regarding Erie Property dated March 31, 2005 (“Erie Property Agreement”), and the Erie Property Insurance Agreement dated March 31, 2005 (“Insurance Agreement”); which breach(es) is not cured within sixty (60) business days of Lessee’s receipt of Lessor’s written notice of such failure.

The foregoing provisions of this Section are subject to the following limitations:  If by reason of force majeure Lessee is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Lessee contained in Article II and Section 4.2 and 4.3 hereof, the Lessee shall not be deemed in default during the continuance of such inability.  The term “force majeure” as used herein shall mean, without limitation, the following:  acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of Pennsylvania or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of Lessee.  Lessee agrees, however, to remedy with all reasonable dispatch the cause or causes preventing Lessee from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of Lessee, and Lessee shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of Lessee unfavorable to Lessee.

Section 6.2             Remedies on Default.  Whenever any event of default referred to in Section 6.1 hereof shall have happened and be subsisting, Lessor may take whatever action at law or in equity appears necessary or desirable to collect the rent and additional rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Lessee under this agreement.

Section 6.3             No Remedy Exclusive.  No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle Lessor to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

Section 6.4             Attorneys’ Fees and Expenses.  In the event Lessee should default under any of the provisions of this Lease and Lessor should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of Lessee herein contained, Lessee agrees that it will on demand therefor pay to Lessor the reasonable fees of such attorneys and such other expenses so incurred by Lessor.

ARTICLE VII

OPTIONS IN FAVOR OF LESSEE

Section 7.1             Option to Convert.  At any time during the term of this Lease, Lessee, or its designee, shall have the option to take title to the Buildings and convert this Lease to a ground lease for one dollar ($1.00) per year as rent (otherwise on the same terms and conditions) and extend the Lease Term for an additional fifty (50) years. Lessee may exercise such option upon written notice to Lessor only if Lessee is not in default under this Lease and Lessee has paid in full the Improvement Financing and paid Termination Fees identified in Section 7.4.  Failure of Lessee to exercise this option prior to the expiration of the Lease Term shall be deemed to constitute an automatic exercise of this option as of the last day of the Lease Term.  At the expiration of the fifty (50) year term of the ground lease, Lessor shall have the option to either (1) retain title to the Real Estate, and if such option is chosen, Lessee shall convey title to all Buildings and other Improvements on the Real Estate to Lessor for no additional consideration; or (2)only if Lessor is in compliance with this Lease, the Agreement Regarding Erie Property, the Kaiser Property Environmental Matters Agreement and the Erie Property insurance Agreement, convey title to the Real Estate and also for title to the area encompassed by the Permanent Access Easement to Lessee for no additional consideration.

Section 7.2             Option to Purchase.  At any time during the term of this Lease, or any extension or renewal thereof, or during the period of any ground lease as set forth in Section 7.1 above Lessee or its designee shall have the option to purchase the Leased Premises for $10.00 plus closing costs and transfer taxes, if any, said option to be exercised by written notice to Lessor; provided, however that the Improvements Financing and any Termination Fees identified in Section 7.4 have been paid in full.

Section 7.3             Conveyance.  Upon valid exercise of the options set forth in Sections 7.1 or 7.2, Lessor shall convey title to the Buildings and/or Real Estate to Lessee by Special Warranty Deed, and/or Bill of Sale and/or such other instruments as are satisfactory to and reasonably requested by Lessee, subject only to such permitted encumbrances existing as of the date of this Lease and liens as may have been created by Lessee.

Section 7.4             Termination Fee.  Lessee shall pay the Termination Fees set forth on Schedule 7.4 in connection with the exercise of either of its option under this Lease.

ARTICLE VIII

SPECIAL COVENANTS AND CONDITIONS

Section 8.1             No Warranty of Condition or Suitability.  Lessor makes no warranty, either express or implied, as to the condition of the Leased Premises or that it will be suitable for Lessee’s purpose or needs.  Lessee releases Lessor from, agrees that Lessor shall not be liable for and agrees to hold Lessor harmless against, any loss or damage to property or any injury to or death of any person, in each case occurring during the Lease Term (as it may be extended pursuant to Section 7.1), that may be occasioned by any cause whatsoever pertaining to the Leased Premises or the use thereof.  This indemnification and hold harmless, which shall survive the transfer of the deed under Section 7.2 or otherwise, shall not extend to environmental conditions or contamination of the Premises, except with respect to asbestos located within the Buildings.

Section 8.2.            Sale or Assignment.  This Lease shall not be subject to sale or assignment by Lessee except with the advance written consent of Lessor, which consent shall not be unreasonably withheld.  Any unauthorized sale or assignment shall be void.  Consent of Lessor to any sale or assignment shall not relieve Lessee of its liabilities hereunder.

Section 8.3.            Sublease.  The Lessee may sublease the Leased Premises, in whole or in part, without the consent of Lessor, however no such Sublease shall relieve Lessee or Guarantor of its liabilities hereunder.

Section 8.4.            Quiet Enjoyment.  Provided Lessee complies with all of the terms of this Lease, Lessor covenants that Lessee shall have continuous, peaceable, uninterrupted, and exclusive possession and quiet enjoyment of the Leased Premises during the term of this Lease.

Section 8.5.            Memorandum of Lease.  A Memorandum of this Lease Agreement shall be recorded in the Office of the Recorder of Deeds in and for Erie County, Pennsylvania.

Section 8.6.            Indemnification and Waiver of Claim.  Subject to the terms and conditions set forth in the Agreements referred to in Section 8.10 hereof, Lessee agrees as follows:

(a)       Lessee will defend and, except to the extent caused by the negligence or willful acts or omissions of Lessor or any of its agents, servants, contractors and employees, will indemnify Lessor and save it harmless from and against any and all claims, actions, damages, liability, and expense (including, but not limited to, attorney’s fees and disbursements) in connection with the loss of life, personal injury, or damage to property or business (any of the foregoing, a “Loss”) arising from, related to, or in connection with the occupancy or use by Lessee of the Leased Premises or any part of Lessor’s property or occasioned wholly or in part by act or omission of Lessee, its contractors, subcontractors, subtenants, agents, servants, or employees, provided that such Loss occurs during the Lease Term (as it may be extended pursuant to Section 7.1 hereof).  Lessee shall pay all costs, expenses and reasonable attorney’s fees that may be expended or incurred by Lessor in successfully enforcing the covenants and agreements of this Lease.

(b)      Unless caused by the negligent or willful acts or omissions of the Lessor or any of its agents, servants, contractors and employees, neither Lessor, its agents, servants, employees or contractors shall be liable for, and Lessee, in consideration of Lessor’s execution of this Lease, hereby releases all claims for loss of life, personal injury or damage to property or business sustained by Lessee or any person claiming through Lessee resulting from any fire, accident, occurrence or condition in or upon the Leased Premises or any part thereof, including, but not limited to, such claims for loss of life, personal injury or damage to property.

Section 8.7.            Environmental Hazards. Subject to the terms and conditions as set forth in the Agreements referred to in Section 8.10 hereof, Lessee agrees as follows:

(a)       Lessee agrees to indemnify and hold harmless Lessor from any and all claims, charges, damages, fines, judgments, penalties, costs, (including any and all investigation, clean-up, removal or restoration costs mandated by federal, state or local agencies or political subdivisions), liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys fees, consultant and expert fees) arising during or after the Lease term and arising out of, based upon or in connection with or by reason of Lessee’s operation or use of the Leased Premises, or the negligence, willful misconduct or other acts or omissions of Lessee, or any contamination or hazardous substances existing on the Leased Premises after the date of this Lease caused by the activities of Lessee, and/or its agents, employees, contractors, or invitees during the term of the Lease, unless the hazardous substances are present as a result of the negligence, willful misconduct, or other acts or omissions of Lessor, its agents, employees, or contractors.

(b)      As used herein, “Hazardous Substances” means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of Pennsylvania, or the United States government.  “Hazardous Substances” also includes any and all material or substances which are defined as “residual waste,” “hazardous waste,” or a “hazardous substance” pursuant to state, federal or local government law.  “Hazardous substance” also includes but is not restricted to, asbestos, polychlorinated biphenyls (PCBs), and petroleum products.

(c)       The indemnities contained herein shall survive the termination or expiration of this Lease.

Section 8.8.            Binding Effect. This Lease shall extend to and be binding upon the parties hereto, their heirs, successors and assigns.

Section 8.9.            Notices. Any notice from one party to the other hereunder shall be in writing and shall be deemed to have been fully given if delivered personally or mailed enclosed in a certified post paid envelope addressed to the respective addresses stated below:

To the Lessor at:	5240 Knowledge Parkway
Erie, PA 16510
Attn: President

To the Lessee at:	7140 Office Circle
Evansville, IN 47725
Attn: General Counsel

Section 8.10.          Entire Contract. This [Amended and Restated] Lease Agreement constitutes the entire contract between the parties hereto with respect to the leasing of the Leased Premises by Lessee from Lessor and there are no other understandings, promises, representations or warranties, oral or written, relating to the subject matter of this Lease Agreement, which shall be deemed to exist or to bind any of the parties hereto, their respective heirs, executors, administrators, successors or assigns, except as set forth herein. Nonetheless, the parties hereto agree that certain of the terms and conditions of the Environmental Matters Agreement, Erie Property Agreement and the Insurance Agreement will affect the Leased Premises and the parties’ respective rights with respect thereto.  Except with respect to the modification of the term during which the options under Sections 7.1 and 7.2 can be exercised, nothing in this Lease is intended to modify those Agreements.  No amendment, change or addition to this Lease Agreement shall be binding upon Lessor or Lessee unless reduced to writing and signed by both parties.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be executed as of the day and year first above written.

ATTEST:		GREATER ERIE INDUSTRIAL DEVELOPMENT
CORPORATION, Lessor

By:	/s/ [illegible]	By:	/s/ [illegible]
Title:	Vice President & COO	Title:	President & CEO

ATTEST:		ACCURIDE ERIE, L.P., Lessee

By:	/s/ Matt Freeman	By:	/s/ William M. Lasky
Title:	Associate Corporate Counsel	Title:	President and CEO

The terms and conditions of the Amended and Restated Lease are hereby acknowledged, approved and accepted by Guarantor.

ATTEST:		ACCURIDE CORPORATION

By:	/s/ Matt Freeman	By:	/s/ William M. Lasky
Title:	Associate Corporate Counsel	Title:	President and CEO

Exhibit 1-A

Improvements

Interior modifications to Buildings #1, #2, #3, and #4 (generally located on the north east corner of the agglomerated Building structure):

•                  Demolition — removal and disposal of interior structures, miscellaneous steel, electrical, piping & fixtures, floor slabs and preparation for new foundations.

•                  Structure Modification — construct new openings for exterior and interior overhead doors, concrete approach slabs, replace overhead doors in existing openings, construct new openings for interior person doors, and enclosure of roof trusses.

•                  Foundation & Floor Systems — excavate and backfill for new floor slabs, compaction of soils, and construction of reinforced and finished concrete floor slabs and machinery/equipment foundations.

•                  Plant Utilities and Infrastructure — modifications and new construction of water piping, air piping, natural gas piping, electrical power and lighting, sprinkler systems and industrial unit heaters.

•                  Floor Drainage System — construction of trench drains, sumps and discharge piping.

•                  Asbestos Removal

Exterior modifications to the roof structure to raise the ceiling height and replace roofing material on Building #2.

Exhibit “1-A”

AMENDED AND RESTATED

LEGAL DESCRIPTION

ALL THAT CERTAIN PIECE OR PARCEL OF LAND situated in the City of Erie, County of Erie, State of Pennsylvania; being part of Reserve Tract 36 and part of Reserve Tract 47 and being more particularly bounded and described follows to-wit:

BEGINNING at the Northwesterly corner of the piece at an iron pipe at the intersection of the Easterly line of East Avenue (80 foot right-of-way) with the Southerly line of East 12th Street, S.R.0005 (80 foot right-of-way):

THENCE North 64 degrees, 01 minutes, 35 seconds, East, along said Southerly line of East 12th Street passing over an iron pin at a distance of 1746.13 feet, a total distance of 2095.93 feet to an iron pipe, said point being the Northeast corner of Lot 1A as per record on the Kaiser Subdivision No. 2 as recorded in the Erie County Court House as Map No. 2007-84;

THENCE South 26 degrees, 42 minutes, 30 seconds, East along the East line of said lot 1A, a distance of 281.59 feet to an iron pipe;

THENCE South 64 degrees, 01 minutes, 35 seconds, West along a line parallel with said Southerly line of East 12th Street and along the South line of said lot 1A and its extension, a distance of 503.94 feet to an iron pipe;

THENCE South 14 degrees, 25 minutes, 12 seconds, West along a Westerly line of lot 1 as per record on the Kaiser Subdivision No. 1 as recorded in the Erie County Court House as Map No. 2006-28, a distance of 155.46 feet to an iron pipe;

THENCE South 26 degrees, 42 minutes, 30 seconds, East along a Westerly line of said lot 1, a distance of 386.77 feet to an iron pipe in the Northerly line of lands now or formerly of Conrail;

THENCE Westerly along said Northerly line of lands of said Conrail, the following three courses and distances:  South 63 degrees, 33 minutes, 33 seconds, West with a distance of 694.47 feet to an iron pin; South 26 degrees, 26 minutes, 27 seconds, East, a distance of 7.61 feet to a concrete monument; South 63 degrees, 33 minutes, 33 seconds, West, a distance of 130.00 feet to a concrete monument at the Southwest corner of lands now or formerly of LIMCO, Inc. as recorded in the Erie County Court House as record book 540, page 1258;

THENCE North 26 degrees, 23 minutes, 30 seconds, West along the East line of said lands of LIMCO, Inc., a distance of 303.02 feet to an iron pipe;

THENCE South 63 degrees, 38 minutes, 00 seconds, West along the North line of lands of said LIMCO, Inc., a distance of 670.19 feet to a concrete monument in said Easterly line of East Avenue;

THENCE North 26 degree, 19 minutes, 21 seconds, West along said Easterly line of East Avenue, passing over an iron pin at a distance of 29.90 feet, a total distance of 502.63 feet to a point in said Southerly line of East 12th Street and the place of beginning.

Exhibit “1-C”

1

Containing 26.689 acres of land therein net-measure.

This legal description represents Parcel No. 15-2051-101 in its entirety and represents Parcels A, B, and C combined as shown on the Greater Erie Industrial Development Corporation, Accuride KOEZ Expansion Subdivision, Record as Erie County Map No. 2008-205.

Prepared by William J. Mechlenburg, Jr., P.L.S.

2

ATTACHMENTS TO AMENDED AND RESTATED LEASE

GEIDC, LESSOR

AND

ACCURIDE ERIE, L.P., LESSEE

Exhibit 1-A	“Description of Improvements”

Exhibit 1-B	February 2, 2009 Letter of Intent

Exhibit 1-C	“Description of Real Estate”

Exhibit 1-D	Act 2 Letter

Exhibit 1-E	Summary of Kaiser/LIMCO Lease

Schedule 2.3	Guaranty of Lease

Schedule 2.4	Remittance Schedule

Schedule 4.3	Insurance Requirements

Schedule 7.4	Termination Fees

Schedule 2.4

Date	Remittance	Deposit Remaining
3/31/2010	$42,914	$552,086
3/31/2011	$52,086	$500,000
3/31/2012	$53,953	$446,047
3/31/2013	$55,889	$390,158
3/31/2014	$57,897	$332,261
3/31/2015	$59,979	$272,282
3/31/2016	$62,139	$210,143
3/31/2017	$64,379	$145,764
3/31/2018	$66,702	$79,062
3/31/2019	$79,062	$0

INSURANCE

Lessor and Lessee agree that the following insurance requirements shall apply during the term of the Lease and any Extension Terms(s):

1.                                      Property Insurance

The Lessor shall, throughout the Term of this Lease, keep constantly insured at its full replacement value by the perils of “all risks” of physical loss or damage (excepting the perils of Flood and Earthquake), the Building and improvements upon the Leased Premises.  The cost of the insurance required from Lessor shall be Additional Rent, collectable from Lessee as such.

The Lessee shall be responsible for insuring on the same basis all of Lessee’s Work or other tenant improvements, whether upon the Leased Premises on the Commencement Date of the Lease or added later by Lessee, and all tangible personal property which may be in or upon the Building or the Leased Premises.

2.                                      Liability Insurance

Each party shall, throughout the Term of this Lease and any Extension Term(s), maintain the following types of insurance:

(a)           Public and/or Commercial General Liability.  Insurance covering liability for bodily injury (including mental anguish) and property damage arising from the operation, maintenance or use of the Leased Premises and all operations associated therewith, including liability for damage to the Leased Premises and liability assumed by contract under the terms of this Lease;

(b)           Automobile Liability.  Insurance covering liability for bodily injury and property damage arising from the operation, maintenance or use of Owned, Non-Owned or Hired automobiles;

(c)           Workers Compensation and Employers Liability.  Insurance covering the employers’ obligation under the law for work-related injuries or disabilities to employees.

3.                                       The specific types and limits of such insurance shall be as follows:

Type of Coverage	Limit of Insurance

Commercial General Liability Including Products/Completed Operations, and Contractual Liability	$1,000,000 each occurrence $2,000,000 general & products/completed operations aggregate $1,000,000 Damage to premises rented to you
Personal and Advertising Injury Liability	$1,000,000 Any one person or organization

(This policy shall be endorsed to add Lessor as an Additional Named Insured.)

Business Automobile Liability	$1,000,000 any one accident or loss
Including coverage for Owned, Hired and Non-Owned automobiles

Workers Compensation Covering obligations under any Applicable jurisdiction for work Related injuries to employees	Statutory Benefit Employers Liability -$100,000 each accident -$500,000 policy limit -$100,000 each employee

Each insurance policy shall be sufficiently broad in scope to encompass all operations of Lessor and Lessee associated with the Leased Premises.

Schedule 7.4

Termination Fees

From	Until	Termination Fee
effective	3/31/2010	$27,583	plus lender fees
4/1/2010	3/31/2011	$24,980	plus lender fees
4/1/2011	3/31/2012	$22,285	plus lender fees
4/1/2012	3/31/2013	$19,493	plus lender fees
4/1/2013	3/31/2014	$16,600	plus lender fees
4/1/2014	3/31/2015	$13,603	plus lender fees
4/1/2015	3/31/2016	$10,499	plus lender fees
4/1/2016	3/31/2017	$7,282	plus lender fees
4/1/2017	3/31/2018	$3,950	plus lender fees
4/1/2018	3/31/2019	$497	plus lender fees

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made this 9th day of June, 2009, between FIRST NATIONAL BANK OF PENNSYLVANIA, a national banking corporation, having offices at 711 State Street, Erie, Pennsylvania (hereinafter called “Mortgagee”) GREATER ERIE INDUSTRIAL DEVELOPMENT CORPORATION, a Pennsylvania non-profit corporation, having offices at 5240 Knowledge Parkway, Erie, Pennsylvania (hereinafter called “Landlord”) and ACCURIDE ERIE, LP, having an office at 1015 East 12th Street, Erie, Pennsylvania, (hereinafter called “Tenant”);

W I T N E S S E T H:

WHEREAS, Tenant has entered into an Amended and Restated Lease Agreement dated March 1, 2009, (the “Lease”) with the Landlord, covering a premises measuring approximately 26.689 acres in size and having located thereon a manufacturing facility containing 420,000 square feet (the “Demised Premises”) and being located at 1015 East 12th Street, Erie, Pennsylvania (the “Property”); and

WHEREAS, Mortgagee has made or has agreed to make a loan to Landlord, said loan being secured by a mortgage covering the Property (the “Mortgage”); and

WHEREAS, the parties desire to set forth their agreement as to their respective rights and priorities as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.            The Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the Property of which the Demised Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon, provided that the same shall in no way expand or enlarge Tenant’s obligations under and pursuant to the Lease.

2.            Tenant agrees that, upon written notice from Mortgagee, it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage or any transferee who acquires the Property by deed in lieu of foreclosure as its landlord for the unexpired balance (and any extensions, if exercised) of the Term of said Lease, upon the same terms and conditions set forth in the Lease.

3.            As long as Tenant is not in default beyond any cure period provided in the Lease in either the payment of rent or additional rent or in the performance of any of the terms,

covenants or conditions of the Lease on Tenant’s part to be performed, Tenant’s possession of the Demised Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option thereof in the Lease, shall not be diminished or interfered with by Mortgagee, and Tenant’s occupancy of the Demised Premises shall not be disturbed by Mortgagee for any reason whatsoever during the Term of the Lease or any such extensions or renewals thereof.

4.            In the event that it should become necessary to foreclose the Mortgage, and so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease beyond any cure period provided in the Lease, Mortgagee will neither terminate the Lease through foreclosure sale or by deed in lieu thereof, nor join Tenant in summary or foreclosure proceedings, nor disturb the quiet enjoyment or peaceable possession of Tenant under the Lease, nor take any action that shall affect Tenant’s option rights under the Lease.

5.            In the event that Mortgagee or any purchaser at a foreclosure sale or any transferee who acquires the Property by deed in lieu of foreclosure shall succeed to the interest of Landlord under the Lease, Mortgagee and such purchaser or transferee agree to be bound to Tenant under all of the terms, covenants and conditions of the Lease, including, without limitation, the Options under Article VII, and Tenant shall thereafter have the same remedies against Mortgagee and such purchaser or transferee for any breach or noncompliance with any provision in the Lease that Tenant would have had under the Lease against Landlord if Mortgagee, such purchaser or transferee had not succeeded to the interest of Landlord, provided that Mortgagee, such purchaser or transferee shall not be:

(a)           liable for any act or omission of any prior landlord (including Landlord), but this limitation shall in no way be deemed or construed to release Mortgagee from liability or responsibility as successor landlord under the Lease for its own default of the same or a similar nature to the pre-existing default of the prior landlord (including Landlord); or

(b)           subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

(c)           bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord).

6.            Nothing herein shall obligate Tenant to pay rent or otherwise attorn to Mortgagee or to any purchaser or transferee pursuant to Section 2 hereof, until Tenant receives written notice from Mortgagee.

7.            Except with respect to any option rights exercised by Tenant under Article VII of the Lease or as otherwise permitted by the terms of the Lease, Tenant agrees that it will not, without the prior written consent of Mortgagee (a) amend or modify the Lease or any extensions or renewals thereof in such a way as to reduce the rent, accelerate rent payments, shorten the original term, or change any extension option; (b) terminate the Lease except as provided by its

2

terms or permitted by law; (c) accept a premature surrender of the Lease by Landlord; or  (d) make a prepayment in excess of one month of any rent thereunder.  Landlord, Tenant and Mortgagee agree that if the cost of the Improvements and the amount of the Improvements Financing (both as defined in the Lease) is less than the amounts anticipated by the Lease, the parties will work in good faith to permit a proportionate adjustment of the Rent and Security as set forth in Article II of the Lease.

8.            Tenant shall, from time to time, deliver such certificates, in form and substance satisfactory to Tenant in its reasonable discretion, as Mortgagee shall request as to the continuance of the Lease in effect, as to payment of rents thereunder, and as to such related matters as Mortgagee shall reasonably request.

9.            Tenant shall promptly notify Mortgagee of the occurrence of any default or event of default by Landlord under the Lease.  Mortgagee shall promptly notify Tenant of the occurrence of any default or event of default by the Landlord under the Mortgage.

10.             This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

11.             This Agreement may be executed in separate counterparts, all of which shall constitute a single instrument.

12.             Notices to Tenant hereunder shall be sent to Accuride Erie L.P., Attn: General Manager, 1015 East 12th Street, Suite 200, Erie, Pennsylvania 16503, with a copy to Accuride Corporation, Attn: General Counsel, 7140 Office Circle, P.O. Box 15600, Evansville, Indian 47630, or to such other person or address as Tenant shall subsequently designate in writing to Mortgagee.  Notices to Mortgagee hereunder shall be sent to 711 State Street, Erie, Pennsylvania, or to such other person or address as Mortgagee shall subsequently designate in writing to Tenant.  Notices shall be either personally delivered or sent by certified mail, return receipt requested, and shall be effective upon receipt by the party to whom addressed.

13.             This Agreement terminates upon payment of satisfaction of the Mortgage in full.

14.             So long as the Mortgage shall remain unsatisfied, the Landlord, Tenant and Mortgagee agree that Mortgagee shall be named as Mortgagee on all fire and casualty insurance covering the Leased Premises and that Sections 5.1 and 5.2 of the Lease shall be amended and restated as follows:

“Section 5.1  Damage and Destruction.  If during the Lease Term, and unless Lessee shall have elected to exercise its option to purchase under Section 7.2, the Leased Premises is destroyed or damaged by casualty, Lessee will proceed in accordance with the terms of its insurance policy to notify its insurance carrier of its claim and shall also provide notice to Lessor and Mortgagee. Within a reasonable time after receiving the notice, Mortgagee shall advise the Lessee whether the insurance proceeds will be applied to the Improvements Financing or be made

3

available for repair, replacement or demolition, which decision is within its discretion.

5.1.1.  If the Mortgagee decides to apply the insurance proceeds to the Improvements Financing, the insurance proceeds shall be paid by the insurance company to the Mortgagee to be applied to the Improvements Financing and any balance remaining after satisfaction of the Improvements Financing shall be paid to Lessee and Lessee may proceed to use the proceeds in its discretion.

5.1.2.  If the Mortgagee decides that the proceeds will be used for repair, replacement or demolition,  in accordance with its insurance policy, and subject to Mortgagee’s review and approval as to the Lessee’s intended course of action, Lessee will promptly proceed to either (i) repair the Leased Premises to substantially the same condition as prior to the casualty, (ii) rebuild the Leased Premises to substantially the same operational capability to Lessee as prior to the casualty, or (iii) demolish the portion of the Leased Premises affected by the casualty which Lessee elects not to repair or rebuild.  The insurance proceeds thereafter shall be paid by the insurance company to the Mortgagee and disbursed by Mortgagee to pay the costs and expenses to repair, rebuild or demolition as approved by Mortgagee, including the reimbursement to Lessee for such costs and expenses incurred.  Any balance of the insurance proceeds remaining after the repair, rebuild or demolition shall be paid toward the satisfaction of the Improvements Financing and any balance remaining after satisfaction of the Improvements Financing, shall be paid to Lessee.

If Lessee elects to repair or rebuild the Leased Premises subsequent to the occurrence of a casualty:

1.  Lessee shall submit the Plans to Lessor and Mortgagee for review and approval, which approval shall not be unreasonably withheld or delayed;

2.  Lessee shall obtain all necessary governmental approvals;

3.  Mortgagee shall be satisfied that the mortgage securing the Improvements Financing continues as a first priority lien; and

4.  The insurance proceeds shall be disbursed to Mortgagee in accordance with the terms of the insurance policy and as provided above.

Section 5.2  Condemnation.  Unless Lessee shall exercise its option to purchase pursuant to Section 7.2 hereof, if title to or any interest in the Leased Premises or any part thereof shall be taken under exercise of the power of eminent domain, Lessee shall not be relieved of its obligation to make the rental payments specified in Section 2.2 hereof.  Lessor will cause the Net Proceeds received by it, from any award in such eminent domain proceedings to be applied first toward the payment of the

4

Improvements Financing and any balance remaining shall be paid to Lessee.”

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their respective names by their duly authorized representatives, effective as of the day and year first above written.

Witness:	FIRST NATIONAL BANK OF PENNSYLVANIA
(Mortgagee)

/s/ Illegible	By	/s/ Jeffrey Tebaldi
Jeffrey Tebaldi, Senior Vice President

Witness:	ACCURIDE ERIE, LP (Tenant)
By AKW General Partners, LLC, its General Partner
By Accuride Corporation, its Sole Member

	By	/s/ William M. Lasky
William M. Lasky, Chief Executive Officer

Witness:	GREATER ERIE INDUSTRIAL
DEVELOPMENT CORPORATION
(Landlord)

/s/ Illegible	By	/s/ John R. Elliott
John R. Elliott, President

(CORPORATE SEAL)

6

MORTGAGEE’S ACKNOWLEDGMENT

STATE OF PENNSYLVANIA	)
) ss:
COUNTY OF ERIE	)

Before me, a Notary Public in and for said County and State, did personally appear Jeffrey Tebaldi, who acknowledged himself to be a Senior Vice President of First National Bank of Pennsylvania, a corporation and that he did execute the foregoing Subordination, Non-Disturbance and Attornment Agreement on behalf of said corporation being authorized so to do by signing his name, and that said execution is the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 9th day of June, 2009.

/s/ Denise L. Woods
Notary Public

My Commission Expires:	8/19/2010

TENANT’S ACKNOWLEDGMENT

STATE OF INDIANA	)
) ss:
COUNTY OF VANDERBURGH	)

Before me, a Notary Public in and for said County and State, did personally appear William M. Lasky, who acknowledged himself to be the Chief Executive Officer of Accuride Corporation, the Sole Member of AKW General Partners, LLC, the General Partner of Accuride Erie, L.P., and that he did execute the foregoing Subordination, Non-Disturbance and Attornment Agreement on behalf of said corporation/proprietorship/partnership, being authorized so to do by signing his name, and that said execution is the free and voluntary act and deed of said corporation/proprietorship/ partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 9th day of June, 2009.

/s/ Patricia A. Wittgen
Notary Public

My Commission Expires:	4/26/2015

7

LANDLORD’S ACKNOWLEDGMENT

STATE OF PENNSYLVANIA	)
) ss:
COUNTY OF ERIE	)

Before me, a Notary Public in and for said County and State, did personally appear John R. Elliott, who acknowledged himself to be the President of Greater Erie Industrial Development Corporation, and that he did execute the foregoing Subordination, Non-Disturbance and Attornment Agreement on behalf of said corporation being authorized so to do by signing his name, and that said execution is the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 9th day of June, 2009.

/s/ Denise L. Woods
Notary Public

My Commission Expires:	8/19/2010

8